UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

BANCTRUST FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

107 St. Francis Street, Suite 3100, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (251) 431-7800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 15, 2013, BancTrust Financial Group, Inc. (“BancTrust”) completed its merger (the “Merger”) with and into Trustmark Corporation (“Trustmark”) pursuant to an Agreement and Plan of Reorganization, dated as of May 28, 2012 and amended as of October 5, 2012, by and between Trustmark and BancTrust (as amended, the “Merger Agreement”). As a result of the Merger, BancTrust’s separate corporate existence ceased and Trustmark continued as the surviving corporation.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note above and Item 5.01 below is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, BancTrust notified The Nasdaq Global Select Market (“Nasdaq”) on February 15, 2013, that each outstanding share of BancTrust common stock, $0.01 par value, was converted into the right to receive 0.125 of a share of Trustmark common stock and requested that Nasdaq file with the Securities and Exchange Commission (“SEC”) an application on Form 25 to report that the shares of common stock of BancTrust are no longer listed on the Nasdaq. Accordingly, trading of BancTrust’s common stock on Nasdaq was suspended prior to the commencement of trading on February 19, 2013. Additionally, BancTrust intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting that the shares of BancTrust common stock be deregistered and that BancTrust’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

On February 15, 2013, pursuant to the terms of the Merger Agreement, each share of BancTrust’s common stock was converted into the right to receive 0.125 of a share of Trustmark common stock, plus cash in lieu of fractional shares. As of the effective time of the Merger, holders of BancTrust’s common stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders of BancTrust, other than the right to receive the Merger consideration.

Additionally, each outstanding and unvested option to purchase shares of BancTrust common stock that was not exercised on or before the Effective Time was terminated and cancelled for no consideration. Each outstanding share of BancTrust restricted stock became fully vested and free of restrictions immediately prior to the Effective Time, and at the Effective Time was converted into the right to receive 0.125 shares of common stock of Trustmark. The deferred stock rights in respect of BancTrust common stock under the BancTrust director deferred compensation plan were converted into the right to receive the number of shares of Trustmark common stock equal to the number of shares of BancTrust common stock underlying the deferred stock right multiplied by 0.125 shares of common stock of Trustmark, with distributions to be made in accordance with the terms of the plan and the Merger Agreement.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 5.01	Changes in Control of Registrant.

On February 15, 2013, pursuant to the terms of the Merger Agreement, BancTrust merged with and into Trustmark, with Trustmark continuing as the surviving corporation.

Immediately following the Merger, BankTrust, an Alabama banking corporation and wholly owned subsidiary of BancTrust, merged with and into Trustmark National Bank, a national banking association and wholly owned subsidiary of Trustmark, with Trustmark National Bank surviving the merger and continuing its corporate existence.

Item 8.01	Other Events.

Effective February 15, 2013, pursuant to a Securities Purchase Agreement dated as of February 11, 2013, among Trustmark, BancTrust and the U.S. Department of Treasury (“Treasury”), Trustmark purchased from Treasury all of the outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of BancTrust, originally issued by BancTrust to Treasury in connection with BancTrust’s participation in Treasury’s Troubled Asset Relief Program Capital Purchase Program (the “TARP Preferred Stock”), and the warrant issued by BancTrust to Treasury on December 19, 2008 in connection with the issuance of the TARP Preferred Stock, for an aggregate purchase price of $50,015,000.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization by and between Trustmark Corporation and BancTrust Financial Group, Inc., dated May 28, 2012 (attached as Exhibit 2.1 to BancTrust Financial Group, Inc.’s Current Report on Form 8-K filed on June 1, 2012 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.

Date: February 15, 2013	By:	/s/ F. Michael Johnson
		Name:	F. Michael Johnson
		Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization by and between Trustmark Corporation and BancTrust Financial Group, Inc., dated May 28, 2012 (attached as Exhibit 2.1 to BancTrust Financial Group, Inc.’s Current Report on Form 8-K filed on June 1, 2012 and incorporated herein by reference).